EXHIBIT 99.1

PRESS RELEASE

CHARMING SHOPPES, INC. TO PARTICIPATE IN

THE THOMAS WEISEL PARTNERS CONSUMER CONFERENCE 2008

Bensalem, PA.,  September 22, 2008 - Charming Shoppes, Inc.,  (NASDAQ: CHRS) a leading multi-brand, multi-channel specialty apparel retailer specializing in women's plus-size apparel, is scheduled to participate in the Thomas Weisel Partners Consumer Conference 2008 on Tuesday, September 23, 2008 at 1:30 p.m., Eastern time.

Alan Rosskamm, Chairman of the Board of Directors and Interim Chief Executive Officer, Eric M. Specter, Executive Vice President and Chief Financial Officer, and Gayle M. Coolick, Vice President of Investor Relations, will represent Charming Shoppes at the conference.

The Company’s audio presentation will be available live at http://www.charming.com/investors/manage/index.asp, on Tuesday, September 23, 2008.  A replay of the presentation will be available for 30 days.

At August 2, 2008, Charming Shoppes, Inc. operated 2,359 retail stores in 48 states under the names LANE BRYANT®, FASHION BUG®, FASHION BUG PLUS®, CATHERINES PLUS SIZES®, LANE BRYANT OUTLET®, and PETITE SOPHISTICATE OUTLET®. Additionally, the Company operates the following direct-to-consumer titles: Lane Bryant Woman™, Figi's® and shoetrader.com. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

The Company’s presentation will contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's operations, performance, and financial condition. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the failure to implement the Company's business plan for increased profitability and growth in the Company's retail stores and direct-to-consumer segments, the failure to sell Figi's, the failure to find a suitable permanent replacement for the Company's former Chief Executive Officer within a reasonable time period, the failure to consummate our identified strategic solution for our other non-core assets, the failure to effectively implement our planned consolidation, cost and capital budget reduction plans, the failure to effectively implement the Company's plans for consolidation of the Catherines Plus Sizes brand, a new organizational structure and enhancements in the Company's merchandise and marketing, the failure to generate a positive response to the Company's new Lane Bryant catalog and the Lane Bryant credit card program, the failure to successfully implement the Company's expansion of Cacique through new store formats, the failure to achieve improvement in the Company's competitive position, adverse changes in costs vital to catalog operations, such as postage, paper and acquisition of prospects, declining response rates to catalog offerings, the failure to maintain efficient and uninterrupted order-taking and fulfillment in our direct-to-consumer business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, escalation of energy costs, a weakness in overall consumer demand, the failure to find suitable store locations, increases in wage rates, the ability to hire and train associates, trade and security restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow from the Company's centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, war, acts of terrorism or threats of either, or other armed conflict, on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended February 2, 2008, the Company’s Quarterly Reports on Form 10-Q and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:	Gayle M. Coolick
Vice President of Investor Relations
215-638-6955